EXHIBIT 4.5
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                  CONSULTANT AGREEMENT
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CONSULTANT AGREEMENT, dated as of September 30, 1999,
between Unico, Inc., a Delaware corporation (the
"Company") and Ciprian  Neiculescu (the "Consultant").
The parties hereto agree as follows:
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1.  Consulting.
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     (a) Agreement to Consult.  Upon the terms and
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subject to the conditions of this Agreement, the Company
shall hereby hire the Consultant and the Consultant
hereby agrees to be hired by the Company.
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     (b) Term of Consulting.  The Company shall hire the
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Consultant to begin exclusive Consulting with the Company
pursuant to the terms hereof for the period commencing March 1, 2000 ( the "Start Date"), which shall be the earliest date reasonably possible for Consultant, and ending on May
30, 2000, provided that the Consultant's consulting with the Company shall be deemed to be automatically renewed upon the same terms and conditions for an additional six-month period on each of June 1, 2000, and December 1, 2000, unless either party hereto shall have given the other party written notice that such party does not intend to renew the Agreement as of such date at least thirty (30) days in advance of the date on which this Agreement would otherwise
automatically be renewed. The period during which the Consultant is hired pursuant to this Agreement, including any renewal thereof in accordance with this Section
(1)(b), shall be referred to as the "Consulting Period."
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2.  Consulting work.
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     During the Consulting Period, the Consultant shall
act as Network Technician of the Company and the Consultant shall have the duties, responsibilities and obligations customarily assigned to individuals serving in the position or positions in which the Consultant serves hereunder. The Consultant shall report to the CEO of the Company. Rights to all tangible, intangible and intellectual property including, but not limited to Copyrights, Patents and Trade Marks that the Consultant produces during the Consultant period belongs and will after any termination of the Consulting period belong to the Company, and the Consultant and the Company hereby agree to draft a detailed agreement at a later stage in regard to that matter.  The Consultant shall devote his full time to
the services required of him hereunder, except for vacation time and reasonable periods of absence due to sickness, personal injury or other disability, and shall
use his best efforts, judgment, skill and energy to
perform such services in a manner consonant with the
duties of his position and to improve and advance the
business and interests of the Company.
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3.  Compensation Fee.
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     The Company shall pay the Consultant a fee of 12,011
freely trading shares of the Company (NASD-OTC:UICO).Following renewal of the Consultant agreement the parties hereto agree to re-negotiate the number of shares,a lump sum, or a combination of both, as the case may be.
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4. Non-competition and Confidentiality.
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     (a) Non-competition.  If the Consultant's Consulting
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with the Company terminates during the Consulting Period
for any reason during the Consulting Period, the Consultant shall not become associated with any entity, whether as a principal, partner, employee, consultant or shareholder(other than as a holder of not in excess of 1%of the outstanding voting shares of any publicly traded company), that is actively engaged in the any business
that directly competes with any business, that at the
time of termination, The Company was actively engaged
in during a period of three years.
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     (b) Confidentiality.  Without the prior written
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consent of the Company, except for disclosures of
Confidential Information (as defined below) in the
ordinary course of business that, individually and in
the aggregate, are not materially injurious to the
Company or any of its subsidiaries, and except to the
extent required by an order of a court having competent jurisdiction or under subpoena from an appropriate government agency, the Consultant shall not disclose
any trade secrets, customer lists, computer programs, drawings, designs, marketing or sales plans, management organization information (including data
and other information relating to members of the Board or management), operating policies or manuals, business plans, financial records or other financial,
commercial, business or technical information relating
to the Company or any of its subsidiaries or information designated as confidential or proprietary that the
Company or any of its subsidiaries may receive
belonging to suppliers, customers or others who do
business with the Company or any of its subsidiaries (collectively, "Confidential Information") to any third person unless such Confidential Information has
been previously disclosed to the public by the Company
or is in the public domain (other than by reason of the Consultant's breach of this Section 4(b)). If the
Consultant receives an order of a court or a subpoena requiring the Consultant to disclose any Confidential Information, as described above, the Consultant shall promptly deliver a copy of such order or subpoena to
the Company and the Company shall use its best efforts to assist the Consultant in responding thereto.
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     (c) Company Property.  Promptly following the
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Consultant's termination of Consulting, the Consultant
shall return to the Company all property of the
Company, and all copies thereof in the Consultant's
possession or under his control, including, without limitation, all Confidential Information, in whatever media.
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     (d) Nonsolicitation of Employees.  During the
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Consulting Period and the Restriction Period, the
Consultant shall not directly or indirectly induce any employee of the Company or any of its subsidiaries to terminate Consulting with such entity, and will not directly or indirectly, either individually or as
owner, agent, employee, consultant or otherwise,
employ or offer Consulting to any person who is or was
hired by the Company or a subsidiary thereof unless
such person shall have ceased to be hired by such
entity for a period of at least six months.
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     (e) Injunctive Relief with Respect to Covenants. The
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Consultant acknowledges and agrees that the covenants and
obligations of the Consultant with respect to non-competition, non-solicitation, confidentiality and
Company property relate to special, unique and
extraordinary matters and that a violation of any of
the terms of such covenants and obligations will cause
the Company and its subsidiaries irreparable injury
for which adequate remedies are not available at law. Therefore, the Consultant agrees that the Company and its subsidiaries shall be entitled to an injunction, restraining order or such other equitable relief
(without the requirement to post bond) as a court of
competent jurisdiction may deem necessary or
appropriate to restrain the Consultant from committing
any violation of the covenants and obligations
contained in this Section 4. These injunctive remedies
are cumulative and are in addition to any other rights
and remedies the Company or its subsidiaries may have
at law or in equity.
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5. Miscellaneous.
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     (a) Binding Effect.  This Agreement shall be binding
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on the Company and any person or entity which succeeds to
the interest of the Company (regardless of whether
such succession occurs by operation of law, by reason of
the sale of all or a portion of the Company's stock or
assets or a merger, consolidation or reorganization
involving the Company).  This Agreement shall also
inure to the benefit of the Consultant's heirs,
executors, administrators and legal representatives.
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     (b) Assignment.  Except as provided under Section 5
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(a) above, neither this Agreement nor any of the rights
or obligations hereunder shall be assigned or
delegated by either party hereto without the prior
written consent of the other party.
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     (c) Entire Agreement.  This Agreement supersedes any
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and all prior agreements between the parties hereto, and
constitutes the entire agreement between the parties
hereto with respect to the matters referred to herein,
and no other agreement, oral or otherwise, shall be
binding between the parties unless it is in writing
and signed by the party against whom enforcement is
sought.  There are no promises, representations,
inducements or statements between the parties other
than those that are expressly contained herein. The
Consultant acknowledges that she is entering into this Agreement of his own free will and accord, and with no duress, that he has read this Agreement and that he understands it and its legal consequences. No parol or other evidence may be admitted to alter, modify or
construe this Agreement, which may be changed only by
a writing signed by the parties hereto.
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     (d) Severability; Reformation.  In the event that
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one or more of the provisions of this Agreement shall
become invalid, illegal or unenforceable in any
respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby. In the event any part or Section of
this agreement is not enforceable in accordance with
its terms, the Consultant and the Company agree that such Section, or such portion of such Section, shall be reformed to make it enforceable in a manner which
provides the Company the maximum rights permitted
under applicable law.
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     (e) Waiver.  Waiver by either party hereto of any
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breach or default by the other party of any of the terms
of this Agreement shall not operate as a waiver of any
other breach or default, whether similar to or
different from the breach or default waived. No waiver
of any provision of this Agreement shall be implied
from any course of dealing between the parties hereto or
from any failure by either party hereto to assert their
rights hereunder on any occasion or series of occasions.
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     (f) Notices.  Any notice required or desired to be
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delivered under this Agreement shall be in writing and
shall be delivered personally, by courier service, by registered mail, return receipt requested, or by telecopy and shall be effective upon dispatch to the
party to whom such notice shall be directed, and shall
be addressed as follows (or to such other address as the
party entitled to notice shall hereafter designate in accordance with the terms hereof):
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If to the Company:         Unico, Inc.
                           Harbor Park
                           333 Ludlow Street
                           Stamford, CT 06902
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     (g) Amendments.  This Agreement may not be altered,
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modified or amended except by a written instrument signed
by each of the parties hereto.
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     (h) Headings.  Headings to sections in this
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Agreement are for the convenience of the parties only and
are not intended to be part of or to affect the
meaning or interpretation hereof.
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     (i) Counterparts.  This Agreement may be executed in
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counterparts, each of which shall be deemed an original
but both of which together shall constitute one and
the same instrument.
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     (j) Withholding.  Any payments provided for herein
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shall be reduced by any amounts required to be withheld
by the Company from time to time under applicable
Federal, state or local income or Consulting tax laws
or similar statutes or other provisions of law then in
effect.
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     (k) Governing Law.  This Agreement shall be governed
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by the laws of the State of Connecticut, without
reference to principles of conflicts or choice of law
under which the law of any other jurisdiction would
apply.
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IN WITNESS WHEREOF, the Company has caused this Agreement
to be executed by its duly authorized officer and the Consultant has hereunto set her hand as of the day and year first above written.
                                   Unico, Inc.
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                                   /s/ Jay R. Weppler
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                                  By:  Jay R. Weppler.
                                  Title:  Chairman
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                                   The Consultant:
                                   /s/ Ciprian Neiculescu
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                                       Ciprian Neiculescu